Exhibit 99.3

ALEXION PHARMACEUTICALS, INC. AND ENOBIA PHARMA CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
(in thousands)

On February 7, 2012, Alexion Pharmaceuticals, Inc. (Alexion, the Company, we, our or us) acquired Enobia Pharma Corp. (Enobia), a privately held clinical-stage biotechnology company based in Montreal, Canada and Cambridge, Massachusetts. The acquisition is intended to further our objective to develop and deliver therapies for patients with ultra-rare, severe, and life-threatening disorders. Enobia's lead product candidate, asfotase alfa, is a human recombinant targeted alkaline phosphatase enzyme-replacement therapy for patients suffering with hypophosphatasia (HPP), an ultra-rare, life-threatening, genetic metabolic disease for which there are no approved treatments. The merger agreement called for an upfront payment of $610,000, subject to purchase price adjustments, for 100% of Enobia's capital stock. We made upfront cash payments of $605,320. Additional contingent payments of up to an aggregate of $470,000 would be due upon reaching various regulatory and sales milestones. We financed the acquisition with existing cash and proceeds from a new credit facility.
The unaudited pro forma condensed combined financial statements give effect to the acquisition as if it had been completed on January 1, 2011 for income statement purposes and December 31, 2011 for balance sheet purposes. The historical financial information has been adjusted to reflect pro forma events that are directly attributable to the acquisition and can be reasonably estimated. The pro forma condensed combined statement of operations does not reflect the potential realization of cost savings or other costs relating to the integration of the two companies, nor does it include any other item not expected to have a continuing impact on the combined results of the companies. The preliminary estimate of the fair values of acquired assets and liabilities are based on preliminary estimates and are subject to change. The unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the:

•	Separate historical consolidated financial statements and accompanying notes of Alexion as of and for the year ended December 31, 2011 included in our Annual Report on Form 10-K; and

•	Separate historical consolidated financial statements and accompanying notes of Enobia as of and for the year ended December 31, 2011 filed as Exhibit 99.2 to this Current Report on Form 8-K.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and were prepared for informational purposes in accordance with the regulations of the Securities and Exchange Commission and should not be considered indicative of the financial position or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor are they indicative of the future financial position or results of operations of the combined company.

ALEXION PHARMACEUTICALS, INC. AND ENOBIA PHARMA CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED
BALANCE SHEET
AS OF DECEMBER 31, 2011
(in thousands)

	Alexion Pharmaceuticals, Inc.	Enobia Pharma Corp.	Pro Forma Adjustments (Note 2)		Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$540,865	$20,685	$(285,320)	(a)	$236,122
			(6,108)	(b)
			(10,000)	(c)
			(24,000)	(d)
Trade accounts receivable, net	244,288	—	—		244,288
Inventories	81,386	—	—		81,386
Deferred tax assets	19,132	—	2,290	(e)	21,422
Prepaid expenses and other current assets	55,599	7,704			63,303
Total current assets	941,270	28,389	(323,138)		646,521

Property, plant and equipment	165,852	1,237	—		167,089
Intangible assets, net	91,604	230	587,000	(f)	678,604
			(230)	(f)
Goodwill	79,639	—	237,342	(g)	316,981
Deferred tax assets	103,868	—	41,950	(e)	145,818
Other assets	12,518	421	6,108	(b)	18,025
			(601)	(b)
			(421)	(c)
Total assets	$1,394,751	$30,277	$548,010		$1,973,038

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$202,093	$8,035	$(97)	(c)	$210,031
Deferred revenue	17,905	—	—		17,905
Deferred tax liabilities	862	—	—		862
Current portion of long-term debt	—	1,224	36,000	(h)	36,012
			(1,212)	(c)
Other current liabilities	9,365	—	—		9,365
Total current liabilities	230,225	9,259	34,691		274,175

Long-term debt, less current portion	—	8,823	284,000	(h)	284,035
			(8,788)	(c)
Deferred tax liabilities	—	—	157,903	(i)	157,903
Contingent consideration	18,120	—	117,000	(j)	135,120
Fair value of preferred stock conversion feature	—	440,823	(440,823)	(l)	—
Other liabilities	11,914	268	(268)	(k)	11,914
Total liabilities	260,259	459,173	143,715		863,147

Preferred Stock	—	129,753	(129,753)	(l)	—

Stockholders' equity:
Preferred stock	—	8,407	(8,407)	(l)	—
Common stock	19	9	(9)	(l)	19
Additional paid-in-capital	1,261,589	25,512	(25,512)	(l)	1,261,589
Treasury stock, at cost	(2,676)	—	—		(2,676)
Accumulated other comprehensive income	4,179	(2,333)	2,333	(l)	4,179
Accumulated deficit	(128,619)	(590,244)	590,665	(l)	(153,220)
			(24,000)	(d)
			(601)	(b)
			(421)	(c)
Total stockholders' equity	1,134,492	(558,649)	534,048		1,109,891
Total liabilities and stockholders' equity	$1,394,751	$30,277	$548,010		$1,973,038

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ALEXION PHARMACEUTICALS, INC. AND ENOBIA PHARMA CORP.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands except share and per share amounts)

	Alexion Pharmaceuticals, Inc.	Enobia Pharma Corp.	Pro Forma Adjustments (Note 2)		Pro Forma Condensed Combined

Net product sales	$783,431	$—	$—		$783,431

Cost of sales	93,140	—	—		93,140

Operating expenses:
Research and development	137,421	34,919	(830)	(m)	171,510
Selling, general and administrative	308,176	15,334	(1,778)	(m)	320,691
			(1,041)	(n)
Acquisition-related costs	13,486	—	(2,039)	(n)	11,447
Amortization of purchased intangible assets	382	—	—		382
Total operating expenses	459,465	50,253	(5,688)		504,030
Operating income	230,826	(50,253)	5,688		186,261

Other income and expense:
Investment income	1,911	71	(570)	(o)	1,412
Interest expense	(788)	(300)	(6,100)	(p)	(7,188)
Foreign currency (loss) gain	(2,281)	22	—		(2,259)
Other expense	—	(124)	—		(124)
Changes in fair value of preferred stock	—	(428,615)	428,615	(q)	—
Income before income taxes	229,668	(479,199)	427,633		178,102

Income tax provision	54,353	235	(1,477)	(r)	53,111
Net income	$175,315	$(479,434)	$429,110		$124,991

Earnings per common share:
Basic	$0.96				$0.68
Diluted	$0.91				$0.65

Shares used in computing earnings per share:
Basic	183,220				183,220
Diluted	191,806				191,806

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

ALEXION PHARMACEUTICALS, INC. AND ENOBIA PHARMA CORP.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2011
(in thousands except share and per share amounts)

1.Description of Transaction
On February 7, 2012, Alexion Pharmaceuticals, Inc. (Alexion, the Company, we, our or us) acquired Enobia Pharma Corp. (Enobia), a privately held clinical-stage biotechnology company based in Montreal, Canada and Cambridge, Massachusetts, in a transaction accounted for as a business combination. The acquisition is intended to further our objective to develop and deliver therapies for patients with ultra-rare, severe, and life-threatening disorders. Enobia's lead product candidate, asfotase alfa, is a human recombinant targeted alkaline phosphatase enzyme-replacement therapy for patients suffering with hypophosphatasia (HPP), an ultra-rare, life-threatening, genetic metabolic disease for which there are no approved treatments. We made upfront cash payments of $605,320 for 100% of Enobia's capital stock. Additional contingent payments of up to an aggregate of $470,000 would be due upon reaching various regulatory and sales milestones. We financed the acquisition with existing cash and proceeds from a new credit facility.

2.Basis of Presentation
The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of Alexion and Enobia as of and for the year ended December 31, 2011. The unaudited pro forma condensed combined financial statements give effect to the acquisition as if it had been completed on January 1, 2011 for income statement purposes and December 31, 2011 for balance sheet purposes.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future. The unaudited pro forma condensed combined financial information does not reflect any cost savings or other costs relating to the integration of the two companies, the costs the combined company may achieve as a result of the acquisition, the costs to integrate the operations of Alexion and Enobia or the costs necessary to achieve cost savings, operating synergies or revenue enhancements.
Under the acquisition method of accounting, the total fair value of consideration transferred of $722,320 will be assigned to the fair value of acquired assets and liabilities and is based on preliminary estimates and are subject to change. The acquisition accounting is dependent upon certain valuations that are currently in progress. Accordingly, the pro forma adjustments included in this document are preliminary, have been made solely for the purpose of providing unaudited pro forma financial information and may be revised as additional information becomes available or as additional analyses are performed.

3.Accounting Policies
The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. Alexion is not aware of any differences that would have a material impact on the pro forma condensed combined financial statements.

4.Calculation of Estimated Consideration Transferred and Preliminary Allocation of Consideration to Net Assets Acquired
The following table summarizes the preliminary reconciliation of upfront payments in accordance with the merger agreement to the total purchase price:

Upfront payment in accordance with agreement	$605,320
Estimated fair value of contingent consideration	117,000
Total purchase price	$722,320

The contingent consideration relates to the achievement of certain regulatory and sales milestones with respect to asfotase alfa. The range of estimated milestone payments is from zero, if no regulatory milestones are achieved, to $470,000 if all regulatory and sales milestones are met.
The transaction was accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed were recorded at fair value, with the remaining purchase price recorded as goodwill.
For purposes of these unaudited pro forma condensed combined financial statements, the above estimated consideration transferred will be assigned to the fair value of acquired assets and liabilities and is based on preliminary estimates and is subject to change. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed as if the transaction occurred on December 31, 2011:

Cash and cash equivalents	$10,685
Current assets	7,704
In-process research and development (IPR&D)	587,000
Deferred tax assets	44,240
Other non-current assets	1,237
Assets acquired	650,866
Deferred tax liability	157,903
Other liabilities assumed	7,985
Liabilities assumed	165,888
Goodwill	237,342
Net assets acquired	$722,320

The pro forma preliminary estimate of the fair value of acquired assets and liabilities are based on preliminary estimates. The estimated fair values are for illustrative purposes only and these amounts are not intended to represent or be indicative of the estimated fair values that would have been reported to give effect to the acquisition as if it had occurred as of the pro forma balance sheet date. In addition, the pro forma preliminary estimate of the fair value of acquired assets and liabilities has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the acquired assets and liabilities assumed.
The deferred tax assets of $44,240 are primarily related to federal net operating loss ("NOL") carryforwards of Enobia. The deferred tax liability of $157,903 relates to the temporary difference associated with acquired IPR&D. The deferred tax assets and liability amounts are preliminary and do not reflect any potential changes in the structure of the combined company after December 31, 2011. Accordingly, we expect that this amount is subject to change based on activities subsequent to December 31, 2011. The difference between the purchase and the fair value of assets acquired and liabilities assumed of $237,342 was recorded as goodwill. None of this goodwill is expected to be deductible for tax purposes.
Of the identifiable assets acquired, $587,000 relates to the IPR&D assets, asfotase alfa. The fair value of the acquired IPR&D assets was determined using the income approach, including a discount rate of 13% applied to the probability-adjusted after-tax cash flows. We believe the assumptions are representative of those a market participant would use in estimating fair value. Asfotase alfa is a human recombinant targeted alkaline phosphatase enzyme-replacement therapy for patients suffering with HPP, an ultra-rare, life-threatening, genetic metabolic disease for which there are no approved treatments.

5.Pro Forma Adjustments
The pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements represent estimated values and amounts based on available information and do not reflect cost savings had the acquisition been completed as of the dates indicated above. The unaudited pro forma condensed combined balance sheet reflects the acquisition using the acquisition method of accounting as of December 31, 2011, and the unaudited pro forma condensed combined statement of operations reflects the acquisition using the acquisition method as of January 1, 2011.
Pro forma adjustments to the balance sheet as of December 31, 2011:
(a) To record the use of cash and cash equivalents (after the receipt of proceeds from the financing transaction) to fund the purchase price.
(b) To adjust for the accrual and capitalization of an estimated $6,108 in financing costs related to the debt incurred in connection with the transaction, offset by the write-off of $601 of unamortized deferred financing costs for existing revolving credit facility. These financing costs will be amortized over the life of the borrowings.
(c) To record repayment of Enobia's long-term debt, including interest, that was repaid at closing, as well as write-off of $421 of related deferred financing fees.
(d) To reflect an estimate of acquisition-related transaction costs (including advisory, legal and valuation fees) incurred after December 31, 2011, for Alexion and Enobia of $24,000. These amounts are expensed as incurred. Because the acquisition-related costs will not have an continuing impact, these costs are not reflected in the unaudited pro forma statement of operations.
(e) To reflect the reversal of Enobia's valuation allowance which primarily relates to net operating loss carryforwards that we believe will be utilized based on currently available information.
(f) To record the acquired in-process research and development intangible assets at a fair value of $587,000 and eliminate Enobia's previously recorded intangible assets of $230.
(g) To record estimated goodwill representing the excess of the purchase price over identified net assets.
(h) To reflect the issuance of debt by Alexion to acquire Enobia. We entered into a five-year, $440,000 credit facility with a syndication of banks. The credit facility consists of a $240,000 term loan payable in equal quarterly installments of $12,000 starting June 30, 2012 and a $200,000 revolving line of credit. The credit facility bears interest at a per annum rate of LIBOR plus 1.25% to 2.00% depending on certain leverage ratios (as calculated in accordance with the agreement). We borrowed $80,000 on the revolving line of credit in connection with the Enobia acquisition.
(i) To reflect the deferred tax liability associated with the recognition of the fair value of the intangible assets resulting from the acquisition. This amount is preliminary and is subject to change as additional information becomes available related to the fair value and tax basis of the acquired assets and liabilities assumed.
(j) To record the fair value of contingent consideration.
(k) To reflect the fair value adjustment associated with Enobia's lease agreements.
(l) To reflect the elimination of Enobia's historical preferred stock and historical equity as part of the acquisition.
Pro forma adjustments to the statement of operations for the year ended December 31, 2011:
(m) To reflect an adjustment to eliminate the stock-based compensation expense resulting from the acceleration of vesting of stock options directly attributable to the acquisition.
(n) To reflect adjustments to eliminate acquisition-related costs included in the historical financial statements of Alexion and Enobia which are directly attributable to the acquisition but which are not expected to have a continuing impact on the results of the combined entities.
(o) To reflect an estimate of reduced interest income on cash and cash equivalents balances used in the acquisition.
(p) To reflect an estimate of the interest expense calculated based on $320,000 in debt incurred to fund the acquisition, partially offset by the elimination of Enobia's interest expense incurred on Enobia's outstanding debt which was paid in full at closing. A 1/8% variance in interest rates would impact net income by approximately $400.
(q) To reflect an adjustment to eliminate the changes in the fair value of preferred stock, which was eliminated as part of the acquisition.
(r) To reflect the estimated tax benefit at a rate of 30% as a result of the assumed reduction of taxable income resulting primarily from additional interest expense, lower interest income following the acquisition and acquisition-related expenses which are not expected to have an continuing impact on the combined entities results.

Forward-looking Statements
These unaudited pro forma condensed combined financial statements contain forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by our management, and may include, but are not limited to, statements regarding the plans for acquired companies and programs, timing regarding development and regulatory approvals for asfotase alfa, including for the treatment of HPP and other product candidates, the medical and commercial potential of additional indications for asfotase alfa and other product candidates, costs, expenses and capital requirements, cash outflows, cash from operations, the safety and efficacy of asfotase alfa and our product candidates, estimates of the potential markets and estimated commercialization dates for asfotase alfa around the world, sales and marketing plans, status of our ongoing clinical trials, commencement dates for new clinical trials, clinical trial results, evaluation of our clinical trial results by regulatory agencies, prospects for regulatory approval, need for additional research and testing, the uncertainties involved in the drug development process and manufacturing, our future research and development activities, Words such as “anticipates”, “expects", “intends", “plans", “believes", “seeks", “estimates", variations of such words and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include, but are not limited to, those discussed later in this report under the section entitled “Risk Factors”. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether because of new information, future events or otherwise. However, readers should carefully review the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (SEC) and other reports or documents we file from time to time with the SEC.